Exhibit 5.1

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
United States of America

T: +1 212 506 2500
August 13, 2026	F: +1 212 262 1910

mayerbrown.com
Angel Studios, Inc.
295 W Center Street
Provo, Utah 84601

Re	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Angel Studios, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to 10,156,413 shares (the “Shares”) of the Class A Common Stock, par value $0.0001 per share, of the Company, issuable pursuant to (i) the Agreement and Plan of Merger, dated as of November 14, 2025 and as amended on June 29, 2026, by and among the Company, Angel Tuttle Merger Sub, TTS and Daniel Harmon (as amended, the “TTS Merger Agreement”) and (ii) the Agreement and Plan of Merger, dated as of November 14, 2025 and as amended on June 29, 2026, by and among the Company, Angel TCP Merger Sub, TCP and Shining Isle Productions (as amended, the “TCP Merger Agreement,” and, together with the TTS Merger Agreement, the “Merger Agreements”).

In rendering the opinions expressed below, we have examined (i) the Registration Statement, (ii) the Merger Agreements, (iii) the Company’s certificate of incorporation, (iv) the Company’s bylaws and (v) resolutions of the Company’s board of directors. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, that each document has not been and will not have been amended, rescinded or terminated, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms. We have also assumed that the Registration Statement will become, and remain, effective under the Securities Act.

As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and of public officials.

The opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York.

Based upon the foregoing, and subject to the assumptions, conditions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when and if issued in accordance with the terms set forth in the Registration Statement and the Merger Agreements, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the prospectus included as a part to the Registration Statement and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

The opinion expressed above is limited to the Delaware General Corporation Law and we express no opinion with respect to any other laws.

Very truly yours,

/s/ Mayer Brown LLP